Exhibit 21

SUBSIDIARIES OF CENTENNIAL COMMUNICATIONS CORP.

A DELAWARE CORPORATION

	Names Doing	State or Country of
NAME OF COMPANY	Business	Organization

All America Cables and Radio, Inc.	+	Grand Cayman
Bauce Communications of Beaumont, Inc.	*	Oregon
Bauce Communications, Inc.	*	Oregon
Centennial Beauregard Cellular LLC	*	Delaware
Centennial Beauregard Holding Corp.	*	Delaware
Centennial Benton Harbor Cellular Corp.	*	Delaware
Centennial Benton Harbor Holding Corp.	*	Delaware
Centennial Caldwell Cellular Corp.	*	Delaware
Centennial Caribbean Holding Corp.	**/*	Delaware
Centennial Cellular Operating Company LLC	**/*	Delaware
Centennial Cellular Telephone Company of Del Norte	None	Delaware
Centennial Cellular Telephone Company of Lawrence	None	Delaware
Centennial Cellular Telephone Company of Sacramento Valley	None	Delaware
Centennial Cellular Telephone Company of San Francisco	None	Delaware
Centennial Cellular Tri-State Operating Partnership	*	New York
Centennial Claiborne Cellular Corp.	*	Delaware
Centennial Clinton Cellular Corp.	*	Delaware
Centennial Dominican Republic Holding Corp.	+	Delaware
Centennial Florida Switch Corp.	None	Delaware
Centennial Hammond Cellular LLC	*	Delaware
Centennial Iberia Holding Corp.	*	Delaware
Centennial Jackson Cellular Corp.	*	Delaware
Centennial Lafayette Cellular Corp.	*	Louisiana
Centennial Louisiana Holding Corp.	*	Delaware
Centennial Mega Comm Holding Corp.	*	Delaware
Centennial Michiana License Co. LLC	*	Delaware
Centennial Michigan RSA 6 Cellular Corp.	*	Delaware
Centennial Michigan RSA 7 Cellular Corp.	*	Delaware
Centennial Morehouse Cellular LLC	*	Delaware
Centennial Puerto Rico Cable TV Corp.	Centennial Cable	Delaware
Centennial Puerto Rico Holding Corp. I	**	Delaware
Centennial Puerto Rico Holding Corp. II	**	Delaware
Centennial Puerto Rico License Corp.	**	Delaware
Centennial Puerto Rico Operations Corp.	**	Delaware
Centennial Randolph Cellular LLC	*	Delaware
Centennial Randolph Holding Corp.	*	Delaware
Centennial Southeast License Company LLC	*	Delaware
Century Beaumont Cellular Corp.	*	Delaware
Century Cellular Realty Corp.	*	Delaware
Century Elkhart Cellular Corp.	*	Delaware

	Names Doing	State or Country of
NAME OF COMPANY	Business	Organization

Century Indiana Cellular Corp.	*	Delaware
Century Michiana Cellular Corp.	*	Delaware
Century Michigan Cellular Corp.	*	Delaware
Century Southbend Cellular Corp.	*	Delaware
Elkhart Cellular Telephone Company	*	Delaware
Elkhart Metronet Inc.	*	Indiana
Lafayette Cellular Telephone Company	*	Delaware
Mega Comm LLC	*	Delaware
Michiana Metronet Inc.	*	Indiana
Servicios Moviles de Comunicaciones, S.A.	Movicell	Dominican Republic
Southbend Metronet Inc.	*	Indiana
Centennial SVLP LLC	*	Delaware
San Francisco Subsidiary Corp.	*	Delaware
Centennial USVI Operations Corp.	**	Delaware
Centennial Lafayette Communications LLC	*	Delaware
Filcare Reinsurance Company Limited	None	Bermuda

*	Centennial Wireless

**	Centennial de Puerto Rico

+	Centennial Dominicana